UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2003

HYPERCOM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13521 (Commission File Number)	86-0828608 (IRS Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona (Address of Principal Executive Offices)	85053 (Zip code)

Registrant’s telephone number, including area code	(602) 504-5000

Not Applicable.

(Former Name or Former Address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-2.1
EX-99.2

Item 2. Acquisition or Disposition of Assets.

On October 10, 2003, Hypercom Corporation (“the Company”) filed a Current Report on Form 8-K to report the disposition of substantially all of the assets of its wholly-owned subsidiary Golden Eagle Leasing, Inc. (“Golden Eagle”) to Northern Leasing Systems Inc. This Amendment is filed to provide the pro forma financial information required under Item 7.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of the Company as of June 30, 2003, and the unaudited pro forma consolidated statements of operations for the Company for the six months ended June 30, 2003 and the year ended December 31, 2002, are included in this amended Current Report as Exhibit 99.2, and incorporated herein by reference.

(c)	Exhibits.

2.1	Asset Purchase Agreement by and among Hypercom Corporation, Golden Eagle Leasing, Inc. and Northern Leasing Systems Inc., effective October 1, 2003

99.1	Press Release, dated October 9, 2003, announcing the sale of Hypercom Corporation’s micro-ticket leasing business, Golden Eagle Leasing, Inc. to Northern Leasing Systems Inc. *

99.2	Unaudited pro forma consolidated balance sheet of Hypercom Corporation as of June 30, 2003, and the unaudited pro forma consolidated statements of operations for Hypercom Corporation for the six months ended June 30, 2003 and the year ended December 31, 2002

*	Previously filed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: October 21, 2003	/s/ John W. Smolak
John W. Smolak Executive Vice President and Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
2.1	Asset Purchase Agreement by and among Hypercom Corporation, Golden Eagle Leasing, Inc. and Northern Leasing Systems Inc., effective October 1, 2003

99.1	Press Release, dated October 9, 2003, announcing the sale of Hypercom Corporation’s micro-ticket leasing business, Golden Eagle Leasing, Inc. to Northern Leasing Systems Inc. *

99.2	Unaudited pro forma consolidated balance sheet of Hypercom Corporation as of June 30, 2003, and the unaudited pro forma consolidated statements of operations for Hypercom Corporation for the six months ended June 30, 2003 and the year ended December 31, 2002

* Previously filed.